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                                                                    EXHIBIT 10.6

                                   AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered on March 20, 1997, between CrossComm Corporation, a Delaware corporation (the "Company") and Tadeusz Witkowicz ("Tad").

         This Agreement has been signed in connection with that certain Agreement and Plan of Reorganization among Olicom A/S ("Olicom"), PW Acquisition Corporation and CrossComm Corporation of even date herewith (the "Merger Agreement").

         In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tad and the Company agree as follows:

         1.      Covenant Not to Compete.

                 (a) Tad agrees that, for a period of 10 months following the closing of the transactions described in the Merger Agreement (the "Term"), he will not, anywhere in the world, whether acting individually or as an officer, director, employee, agent, stockholder or consultant of any person, firm, corporation, business or other entity, engage in a business that competes, directly or indirectly, in any material respect with the "Business" (as defined herein); provided, however, that Tad may own publicly-traded stock of any such person, firm, corporation, business or other entity constituting not more than 5% of the outstanding shares of such class of stock so long as his involvement with any such entity is limited to the ownership of such stock. As used herein, the term "Business" means the development and marketing of the following products in the computer networking industry: ethernet, token ring and asychronous transfer mode (ATM) switches and network interface cards; bridges; routers; and HUBs.

                 (b) Tad and the Company acknowledge that Section 1(a) is reasonable and necessary, in view of the nature of the Company, its businesses and his knowledge thereof, in order to protect the legitimate interests of the Company.

                 (c) Tad agrees that during the Term, he shall not, without the prior written consent of the Company (which may not be unreasonably withheld or delayed), induce any employee of or independent contractor to the Company to terminate his or her relationship with the Company or any subsidiary or affiliate thereof, whether or not existing as of the date hereof, in order to accept any position with Tad or a company affiliated with him; provided, however, that the foregoing does not prohibit Tad from negotiating with, or offering employment or hiring, any person who, on his own initiative, contacts Tad regarding possible employment; and, provided further, that as to an employee or contractor who terminates his or her relationship with the Company, Tad may solicit and hire such person after the expiration of three months following the termination of such person's relationship with the Company.
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         2.      Payment.  In partial consideration for the covenants of Tad hereunder, the Company agrees to pay Tad the sum of $5,500 per month during the Term, to be offset against any payments made pursuant to any consulting agreement with the Company or Olicom.

         3. Burden of Proof. In the event that the Company brings an action against Tad that alleges any violation by Tad of his agreements herein, the Company shall have the burden of proving such claims.

         4. Attorneys' Fees. In any action in which Tad is the prevailing party, he shall be reimbursed by the Company for all reasonable attorneys' fees and costs in connection therewith; in the event that the Company is the prevailing party in any such action, the Company shall bear its own costs and fees.

         5. Mediation. In the event that with respect to Tad's obligations in this Agreement, Tad and the Company agree that neither will initiate litigation or other legal proceedings against one another for a period of 90 days commencing after Tad's receipt of a notice of claimed breach of this Agreement from the Company. During such 90-day period, the parties will submit such dispute to binding mediation. The mediator will be a litigation partner at a prominent law firm in Boston, Massachusetts who is reasonably acceptable to both parties and who has never had an attorney/client relationship with either party (or in the case of a dispute over nonsolicitation, the person who was allegedly solicited). In such mediation, the non-prevailing party will pay the costs and expenses of the mediator. In the event that the mediator determines that Tad has violated any provision of this Agreement relating to nonsolicitation, he will be prohibited from employing or contracting with the person solicited for a period of 10 months after the mediator renders his decision.

         6. Miscellaneous. This Agreement contains the entire understanding of the parties relating to the subject matter contained herein and supersedes all prior agreements and understandings, written or oral, relating to the subject matter hereof. This Agreement shall not be amended or terminated except in a writing signed by the party against whom enforcement is sought. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which together will constitute one and the same instrument. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.





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         IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                              /s/Tadeusz Witkowicz
                                         --------------------------------------
                                                 Tadeusz Witkowicz


                                         CROSSCOMM CORPORATION


                                         By:  /s/Douglas G. Bryant
                                             ----------------------------------
                                                 Chief Financial Officer





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